UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 10, 2014
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 — Costs Associated with Exit or Disposal Activities
On September 10, 2014, the Board of Directors, with management's recommendation, approved certain staff reductions and other personnel actions in order to "right-size" the business, align skills with needs, and refocus the organization on high-return, value-added activities. Such reductions and other actions are intended to constitute a "plan of termination" under FASB ASC Paragraph 420-10-25-4 (Exit or Disposal Cost Obligations). The Company began implementing the plan on September 11, 2014 and currently expects to complete the plan within 60 days. The total costs to be incurred in connection with the plan (all of which will constitute one-time termination benefits and will result in cash expenditures) is estimated to be $4 million.

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)	On September 12, 2014, Barry W. Guest, President, Pawn and Cash Converters Americas and a Named Executive Officer, resigned from the Company.

Item 8.01 — Other Events
On September 15, 2014, the Company issued a press release announcing that Eric Fosse has joined the Compnay as President, Pawn and Cash Converters Americas. A copy of that press release is filed as Exhibit 99.1.

Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits.

99.1	Press Release, dated September 15, 2014, announcing the appointment of Eric Fosse as President, Pawn and Cash Converters Americas.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: September 15, 2014	By:	/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary